UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 20, 2018

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01.    Other Events

On November 20, 2018, PTC Inc. announced that it had acquired Frustum Inc., a Delaware corporation based in Colorado, for approximately $70,000,000 in cash, net Frustum’s debt, on November 19, 2018. PTC drew on its credit facility to fund the acquisition.  Frustum is engaged in next-generation computer-aided design, including generative design – an approach that leverages artificial intelligence to generate design options.

The acquisition is not expected to add material revenue in fiscal 2019 or to be dilutive to the financial guidance PTC provided on October 24, 2018.

PTC will hold an informational webcast to discuss the acquisition on Tuesday, November 20, 2018, at 11:00 a.m. EST.

●
To view the slides, please join the webcast here: https://ptc.zoom.us/s/948384709

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To join the webcast audio only, please call in using:

Toll Free: 800-857-5592

Toll: 1-773-799-3757

Participant passcode: PTC

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the expected effect of the acquisition on our future financial results and are subject to risks and uncertainties that may cause actual results may differ materially from these statements and our expectations, including that the acquisition may not have the expected effect on future financial results due to unanticipated liabilities or to changes in our business plan and those risks and uncertainties described in PTC’s filings with U.S. Securities and Exchange Commission. These forward-looking statements reflect our beliefs as of the date of this release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: November 20, 2018	By:	/s/ Andrew Miller
Andrew Miller
Executive Vice President and Chief Financial Officer